Exhibit 99.4

Asset Services Tony Long Global President, Asset Services

Asset Services overview Property Management Increased NOI and enhanced investment performance Real Estate Accounting Services Timely and accurate financial information Technical Services Safe, efficient and well-maintained assets Project Management Construction projects on time and on budget

2.6 BSF Under Management 12,000 Employees Worldwide 3,700 Investor/Owner Clients 100,000 Occupier Clients (Tenants) 2,500 Accounting Professionals Worldwide 2 Million Invoices Processed Annually Asset Services overview YTD Q3 Historical Revenue $ in millions Representative Clients $777 $825 $861 $920 $678 $761 2011 2012 2013 2014 2015

Investor Value Chain

Growth Strategy CRE Funds Scale of Operations Consistent Execution Unbundled Services Premier Properties Strategic Accounts Procurement and Sourcing Scale

Growth in CRE fund Industry CRE Funds own 25% of commercial property in the world Ownership has increased at 14% CAGR over five years $2.48 trillion in global assets under management (AUM) Top 15 funds account for 44% of AUM Note: Source Institutional Real Estate Investor (IREI)

CBRE Strengths Strategic Accounts IREI AUM $2.5 TRILLION Current Clients

Equity Commonwealth Portfolio U.S. CBRE Role Property Management Real Estate Accounting Services Engineering Leasing Sales Strategic Accounts 41M SF Office Portfolio 1,800 Occupier Clients 240 Properties in the Portfolio Significant OpEx Savings Achieved

CBRE Role Property Management Premier Services 1M SF Office Building Tallest Building in France OpEx Savings Achieved Systems and Innovation Focus Tour First Tower Paris, France